      As filed with the Securities and Exchange Commission on May 14, 1999

                                                      Registration No. 333-77063
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               ONEMAIN.COM, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

        Delaware                      7375                    11-3460073
    (State or other            (Primary standard           (I.R.S. employer
    jurisdiction of                industrial           identification number)
    incorporation or          classification code
     organization)                  number)

                               8150 Leesburg Pike
                                   6th Floor
                             Vienna, Virginia 22182
                                 (703) 883-8262
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                Stephen E. Smith
                Chairman, President and Chief Executive Officer
                               OneMain.com, Inc.
                               8150 Leesburg Pike
                                   6th Floor
                             Vienna, Virginia 22182
                                 (703) 883-8262
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                With a copy to:
                             James E. Showen, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

  Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-77063

                                ---------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  The Certificate of Incorporation and Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

  As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

Item 21. Exhibits and Financial Statement Schedules

  (a) Exhibits

     3.1*   Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1
            of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
            incorporated by reference)
     3.2+   Second Amended and Restated Bylaws of the Registrant
     4.1*   Form of Common Stock Certificate (Exhibit 4.1 of the Company's Registration
            Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
     5.1+   Opinion of Hogan & Hartson L.L.P.
   5.1.1    Opinion of Hogan & Hartson L.L.P.
    10.1*   Stock Exchange Agreement by and among the Registrant, United States Internet,
            Inc. and certain shareholders of United States Internet, Inc. dated as of
            December 21, 1998 (Exhibit 10.1 of the Company's Registration Statement on Form
            S-1 (File No. 333-69925) is incorporated by reference)
    10.2*   Form of Shareholder Consent, Power of Attorney and Investor Questionnaire
            executed by certain former shareholders of United States Internet, Inc. (Exhibit
            10.2 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
            incorporated by reference)
    10.3*   Stock Exchange Agreement by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net Corporation dated as of December 18, 1998 (Exhibit 10.3 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
            incorporated by reference)
    10.4*   Stock Exchange Agreement by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E SuperNet, Inc. dated as of December 21, 1998 (Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
            incorporated by reference)
    10.5*   Amendment No. 1 to Stock Exchange Agreement dated as of December 21, 1998 by and among the Registrant, United States Internet, Inc. and certain shareholders of
            United States Internet, Inc. (Exhibit 10.5 of the Company's Registration
            Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
    10.6+   First Addendum to Stock Exchange Agreement dated as of February 26, 1999 by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net
            Corporation and the shareholders of JPS.Net Corporation
    10.7+   First Amendment to the Stock Exchange Agreement dated as of February 24, 1999 by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E
            SuperNet, Inc.
    10.8*   Stock Exchange Agreement by and among the Registrant, TGF Technologies, Inc. and the shareholders of TGF Technologies, Inc. dated as of February 18, 1999 (Exhibit
            10.8 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
            incorporated by reference)
    10.9+   Senior Management Agreement between the Registrant and Stephen E. Smith
    10.10+  Amendment No. 1 to Senior Management Agreement between the Registrant and
            Stephen E. Smith
    10.11+  Senior Management Agreement between the Registrant and Michael C. Crabtree
    10.12+  Senior Management Agreement between the Registrant and Martin R. Lyons
    10.13*  Amendment to Senior Management Agreement between the Registrant and Martin R.
            Lyons (Exhibit 10.12 of the Company's Registration Statement on Form S-1 (File
            No. 333-69925) is incorporated by reference)
    10.14*  Senior Management Agreement between the Registrant and M. Cristina Dolan (Exhibit
            10.13 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
            incorporated by reference)

      10.15*  Amendment to Senior Management Agreement between the Registrant and M. Cristina
              Dolan (Exhibit 10.14 of the Company's Registration Statement on Form S-1 (File
              No. 333-69925) is incorporated by reference)
      10.16+  Senior Management Agreement between the Registrant and Dewey K. Shay
      10.17+  Amendment No. 1 to Senior Management Agreement between the Registrant and Dewey
              K. Shay
      10.18+  Senior Management Agreement between the Registrant and Allon H. Lefever
      10.19+  Registration Rights Agreement among the Registrant and certain stockholders, dated February 1, 1999
      10.20*  OneMain.com, Inc. 1999 Stock Option and Incentive Plan (Exhibit 10.18 of the
              Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
      10.21+  Amendment Number 1 to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan
      10.22*  OneMain.com, Inc. 1999 Employee Stock Purchase Plan (Exhibit 10.19 of the
              Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
      10.23+  Amendment Number 1 to the OneMain.com, Inc. Employee Stock Purchase Plan.
      21.1+   Subsidiaries of the Registrant
      23.1+   Consent of Ernst & Young LLP, Independent Auditors (OneMain.com, Inc.)
      23.2+   Consent of Ernst & Young LLP, Independent Auditors (D&E SuperNet, Inc.)
      23.3+   Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)
      23.4+   Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)
      23.5+   Consent of Grant Thornton LLP, Independent Auditors (Southwind Internet Access,
              Inc.)
      23.6+   Consent of Ernst & Young LLP, Independent Auditors (Southwind Internet Access,
              Inc.)
      23.7+   Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet
              Technologies, Inc.)
      23.8+   Consent of Coulter & Justus, P.C., Independent Auditors (United States Internet,
              Inc.)
      23.9+   Consent of Ernst & Young LLP, Independent Auditors (United States Internet, Inc.)
      23.10+  Consent of Ernst & Young LLP, Independent Auditors (Internet Partners of America,
              LC)
      23.11+  Consent of Ernst & Young LLP, Independent Auditors (Zoom.Net, Inc.)
      23.12+  Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA, Inc.)
      23.13+  Consent of Ernst & Young LLP, Independent Auditors (Internet Access Group, Inc.)
      23.14+  Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet, L.L.C.)
      23.15+  Consent of Kevin J. Tochtrop, Certified Public Accountant, Independent Auditor
              (Internet Solutions, LLC)
      23.16+  Consent of Ernst & Young LLP, Independent Auditors (Internet Solutions LLC)
      23.17+  Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)
      23.18+  Consent of Ernst & Young LLP, Independent Auditors (Superhighway, Inc.)
      23.19+  Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net, Inc.)
      23.20+  Consent of Ernst & Young LLP, Independent Auditors (JPS.Net Corporation)
      23.21+  Consent of KPMG Peat Marwick LLP, Independent Auditors (TGF Technologies, Inc.)
      23.22+  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
   23.22.1    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1.1)
      27.1*   Financial Data Schedule (Exhibit 27.1 of the Company's Registration Statement on
              Form S-1 (File No. 333-69925) is incorporated by reference)

  --------
  * Incorporated by Reference.
  + Previously filed.

  (b) Financial Statement Schedules

  Schedules have been omitted because the information required to be set forth therein is not applicable or is included elsewhere in the Financial Statements or the notes thereto.

Item 22. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or an other material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

  (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the other items of the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (6) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Virginia, on the 14th day of May, 1999.

                                         OneMain.com, Inc.


                                         By        /s/ Stephen E. Smith
                                            -----------------------------------
                                                    Stephen E. Smith
                                               President, Chief Executive
                                            Officer andChairman of the Board

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Name                         Title                 Date

        /s/ Stephen E. Smith          President, Chief        May 14, 1999
------------------------------------   Executive Officer,
          Stephen E. Smith             Chairman of the
                                       Board

                 *                    Director and Chief      May 14, 1999
------------------------------------   Operating Officer
        Michael C. Crabtree            and President of
                                       the Southeast
                                       Operating Group

                 *                    Director and             May 14, 1999
------------------------------------   Executive Vice
           Dewey K. Shay               President, Chief
                                       Financial Officer

                 *                    Director and Vice        May 14, 1999
------------------------------------   Chairman and
          Allon H. Lefever             President of the
                                       Northeast and
                                       Plains States
                                       Operating Groups

                 *                    Director                 May 14, 1999
------------------------------------
        Thomas R. Eisenmann

                                      Director                 May 14, 1999
------------------------------------
         Donald R. Kaufmann

                 *                    Director                 May 14, 1999
------------------------------------
     Ella Fontanals de Cisneros

                 *                    Director                 May 14, 1999
------------------------------------
           Robert J. Dole

*Pursuant to Power of Attorney

By:  /s/ Stephen E. Smith
    --------------------------------
          Stephen E. Smith
          Attorney-in-Fact

                                 Exhibit Index

 Exhibit
 Number                                       Exhibits
 -------                                      --------
   3.1*  Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1
         of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
   3.2+  Second Amended and Restated Bylaws of the Registrant
   4.1*  Form of Common Stock Certificate (Exhibit 4.1 of the Company's Registration
         Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
   5.1+  Opinion of Hogan & Hartson L.L.P.
  5.1.1  Opinion of Hogan & Hartson L.L.P.
  10.1*  Stock Exchange Agreement by and among the Registrant, United States Internet,
         Inc. and certain shareholders of United States Internet, Inc. dated as of
         December 21, 1998 (Exhibit 10.1 of the Company's Registration Statement on Form
         S-1 (File No. 333-69925) is incorporated by reference)
  10.2*  Form of Shareholder Consent, Power of Attorney and Investor Questionnaire
         executed by certain former shareholders of United States Internet, Inc. (Exhibit
         10.2 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
  10.3*  Stock Exchange Agreement by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net Corporation dated as of December 18, 1998 (Exhibit 10.3 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
  10.4*  Stock Exchange Agreement by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E SuperNet, Inc. dated as of December 21, 1998 (Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
  10.5*  Amendment No. 1 to Stock Exchange Agreement dated as of December 21, 1998 by and among the Registrant, United States Internet, Inc. and certain shareholders of
         United States Internet, Inc. (Exhibit 10.5 of the Company's Registration
         Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
  10.6+  First Addendum to Stock Exchange Agreement dated as of February 26, 1999 by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net
         Corporation and the shareholders of JPS.Net Corporation
  10.7+  First Amendment to the Stock Exchange Agreement dated as of February 24, 1999 by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E
         SuperNet, Inc.
  10.8*  Stock Exchange Agreement by and among the Registrant, TGF Technologies, Inc. and the shareholders of TGF Technologies, Inc. dated as of February 18, 1999 (Exhibit
         10.8 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
  10.9+  Senior Management Agreement between the Registrant and Stephen E. Smith
  10.10+ Amendment No. 1 to Senior Management Agreement between the Registrant and
         Stephen E. Smith
  10.11+ Senior Management Agreement between the Registrant and Michael C. Crabtree
  10.12+ Senior Management Agreement between the Registrant and Martin R. Lyons
  10.13* Amendment to Senior Management Agreement between the Registrant and Martin R.
         Lyons (Exhibit 10.12 of the Company's Registration Statement on Form S-1 (File
         No. 333-69925) is incorporated by reference)
  10.14* Senior Management Agreement between the Registrant and M. Cristina Dolan (Exhibit
         10.13 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)

   10.15*   Amendment to Senior Management Agreement between the Registrant and M. Cristina
            Dolan (Exhibit 10.14 of the Company's Registration Statement on Form S-1 (File
            No. 333-69925) is incorporated by reference)
   10.16+   Senior Management Agreement between the Registrant and Dewey K. Shay
   10.17+   Amendment No. 1 to Senior Management Agreement between the Registrant and Dewey
            K. Shay
   10.18+   Senior Management Agreement between the Registrant and Allon H. Lefever
   10.19+   Registration Rights Agreement among the Registrant and certain stockholders, dated February 1, 1999
   10.20*   OneMain.com, Inc. 1999 Stock Option and Incentive Plan (Exhibit 10.18 of the
            Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
   10.21+   Amendment Number 1 to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan
   10.22*   OneMain.com, Inc. 1999 Employee Stock Purchase Plan (Exhibit 10.19 of the
            Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
   10.23+   Amendment Number 1 to the OneMain.com, Inc. Employee Stock Purchase Plan.
   21.1+    Subsidiaries of the Registrant
   23.1+    Consent of Ernst & Young LLP, Independent Auditors (OneMain.com, Inc.)
   23.2+    Consent of Ernst & Young LLP, Independent Auditors (D&E SuperNet, Inc.)
   23.3+    Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)
   23.4+    Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)
   23.5+    Consent of Grant Thornton LLP, Independent Auditors (Southwind Internet Access,
            Inc.)
   23.6+    Consent of Ernst & Young LLP, Independent Auditors (Southwind Internet Access,
            Inc.)
   23.7+    Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet
            Technologies, Inc.)
   23.8+    Consent of Coulter & Justus, P.C., Independent Auditors (United States Internet,
            Inc.)
   23.9+    Consent of Ernst & Young LLP, Independent Auditors (United States Internet, Inc.)
   23.10+   Consent of Ernst & Young LLP, Independent Auditors (Internet Partners of America,
            LC)
   23.11+   Consent of Ernst & Young LLP, Independent Auditors (Zoom.Net, Inc.)
   23.12+   Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA, Inc.)
   23.13+   Consent of Ernst & Young LLP, Independent Auditors (Internet Access Group, Inc.)
   23.14+   Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet, L.L.C.)
   23.15+   Consent of Kevin J. Tochtrop, Certified Public Accountant, Independent Auditor
            (Internet Solutions, LLC)
   23.16+   Consent of Ernst & Young LLP, Independent Auditors (Internet Solutions LLC)
   23.17+   Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)
   23.18+   Consent of Ernst & Young LLP, Independent Auditors (Superhighway, Inc.)
   23.19+   Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net, Inc.)
   23.20+   Consent of Ernst & Young LLP, Independent Auditors (JPS.Net Corporation)
   23.21+   Consent of KPMG Peat Marwick LLP, Independent Auditors (TGF Technologies, Inc.)
   23.22+   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
  23.22.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1.1)
   27.1*    Financial Data Schedule (Exhibit 27.1 of the Company's Registration Statement on
            Form S-1 (File No. 333-69925) is incorporated by reference)

  --------
  * Incorporated by Reference.
  + Previously filed.